Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #6 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII, LP of our report dated June 19, 2009 relating to the February 28, 2009 and February 29, 2008 consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries, which appear in the Prospectus, which is a part of this Pre-effective Amendment #6 to the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
October 28, 2009